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                                                                     Exhibit 1.1


    KONGZHONG CORPORATION TO REPORT SECOND QUARTER 2006 FINANCIAL RESULTS ON
                                AUGUST 14, 2006

Beijing, July 24, 2006 -- KongZhong Corporation (Nasdaq : KONG), a leading provider of wireless value added services and an operator of one of the leading wireless internet portals in China, plans to release its Second Quarter 2006 financial results after the US financial markets close on August 14, 2006. The Company will host a conference call at 8:30 pm (EST) to discuss the results.

                                   (Speakers)
                 Yunfan Zhou, Chairman & Chief Executive Officer
                              Nick Yang, President
                         JP Gan, Chief Financial Officer

HONG KONG TIME:               AUGUST 15, 2006, TUESDAY, 8:30 AM
EASTERN TIME:                 AUGUST 14, 2006, MONDAY, 8:30 PM
PACIFIC TIME:                 AUGUST 14, 2006, MONDAY, 5:30 PM

CONFERENCE CALL ACCESS NUMBERS:
China Toll Free Number: 10-800-130-0399
Hong Kong Toll Number:  852-3002-1672
USA Toll Free Number:   1-866-271-0675
USA Toll Number: 1-617-213-8892
PASSCODE: KONG ZHONG

REPLAY ACCESS NUMBERS (FOR 7 DAYS):
USA Toll Free Number:               1-888-286-8010
USA Toll Number:                    1-617-801-6888
PASSCODE:                           44242169

WEBCAST:
http://ir.kongzhong.com/overview.htm

For information, please contact:
JP Gan of KongZhong Corporation
Tel:     +86 10 8857 6000
Fax:     +86 10 8857 5891
Email:   ir@kongzhong.com

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